EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
Ryder System, Inc. 401(k) Savings Plan
Miami, Florida
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134113 and No. 333-177285) of Ryder System, Inc. of our report dated June 28, 2016, relating to the financial statements and supplemental schedule of the Ryder System, Inc. 401(k) Savings Plan, which appears in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP
Miami, Florida
June 28, 2016